UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2009

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(b)-(c), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c) On February 26, 2009, Southwestern Energy Company (the “Company”) announced that Harold M. Korell intends to retire as an executive of the Company in the first quarter of 2010.  In connection with Mr. Korell’s retirement, the company intends to promote Steven L. Mueller, 55, to Chief Executive Officer on May 19, 2009. Mr. Korell is the Chairman of the Company’s Board of Directors and the company intends to have Mr. Korell serve as Executive Chairman of the Board of Directors upon his re-election at the 2009 Annual Meeting of Shareholders until his retirement, after which he would be the non-executive Chairman of the Board until the 2010 Annual Meeting.  At the 2010 Annual Meeting of Shareholders, Mr. Korell will seek re-election to the Board.

A graduate of the Colorado School of Mines, Mr. Mueller has over 30 years of experience in the oil and gas industry.  Since June 2, 2008, Mr. Mueller has served as the President and Chief Operating Officer of the Company.  Prior to joining the Company, from September 2007, Mr. Mueller served as the Executive Vice President of CDX Gas, LLC.   Prior to that, he was employed with The Houston Exploration Company, where he was the Executive Vice President and Chief Operating Officer from November 2004 through June 2007 and the Senior Vice President and GM Onshore from September 2001 through November 2004.

(e)  No changes were made to the compensation arrangements of Mr. Korell or Mr. Mueller in connection with matters described above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: February 27, 2009	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 26, 2009.